                                                                    EXHIBIT 23.4








                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of ProAssurance Corporation of our report dated February 4, 2000, relating to the financial statements, which appears in MEEMIC Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Grand Rapids, Michigan
November 3, 2000